UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   March 23, 2011

GREAT WOLF RESORTS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51064 (Commission File Number)	51-0510250 (IRS Employer Identification No.)

525 JUNCTION ROAD, SUITE 6000 SOUTH TOWER MADISON, WISCONSIN (Address of principal executive offices)	53717 (Zip Code)

Registrant’s telephone number, including area code:  (608) 662-4700

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 23, 2011, a subsidiary of the registrant entered into an agreement with Claremont New Frontier Resort LLC (“Claremont”) to sell the registrant’s Sheboygan, Wisconsin resort to Claremont for a purchase price of $4,200,000, less a $540,000 credit for purposes of real estate property tax payments to be made by Claremont for periods after the closing.  The transaction closed on March 24, 2011.  In addition to the purchase price, the subsidiary of the registrant paid $2,000,000 to the City of Sheboygan, Wisconsin with respect to real estate taxes relating to the Sheboygan property and contributed $300,000 toward a lease termination fee payable to a tenant at the property.  In connection with the closing, the existing agreements with the City of Sheboygan, Wisconsin and The Redevelopment Authority of the City of Sheboygan, Wisconsin were terminated, and the registrant and its subsidiaries were released from all of their obligations under these agreements.

Item 1.02.    Termination of a Material Definitive Agreement

                In connection with the March 24, 2011 closing, the following agreements (including ancillary documents relating thereto) were terminated:

—
Development Agreement by and among the City of Sheboygan, Wisconsin, The Redevelopment Authority of the City of Sheboygan, Wisconsin, the Great Lakes Companies, Inc., Blue Harbor Resort Condominium, LLC and Blue Harbor Resort Sheboygan, LLC, dated as of July 30, 2003., as amended by that certain First Amendment to the Development Agreement, dated June 25, 2004, relating to the development of the Sheboygan resort, convention center and condominium;

—
Reimbursement Agreement by and between the City of Sheboygan, Wisconsin and Blue Harbor Resort Sheboygan, LLC, dated as of July 30, 2003, relating to the repayment of funds loaned to Blue Harbor Resort Sheboygan, LLC for the construction of the Sheboygan resort, convention center and condominium;

—
Operating Lease by and between the City of Sheboygan, Wisconsin and Blue Harbor Resort Sheboygan, LLC, dated as of July 30, 2003, as amended by that certain First Amendment to Operating Lease, dated as of June 25, 2004, pursuant to which the City of Sheboygan, Wisconsin leased the convention center site to Blue Harbor Resort Sheboygan, LLC;

—
Ground Lease by and between The Redevelopment Authority of the City of Sheboygan, Wisconsin and Blue Harbor Resort Sheboygan, LLC, dated as of July 30, 2003, relating to the lease of land occupied by the Sheboygan resort;

—
Subordination Agreement by and among the Great Lakes Companies, Inc., Blue Harbor Resort Condominium, LLC, the City of Sheboygan, Wisconsin and Blue Harbor Resort Sheboygan, LLC, dated as of July 30, 2003, relating to the subordination of management fees received by Great Lakes Companies. Inc., Blue Harbor Resort Condominium, LLC and Blue Harbor Resort Sheboygan, LLC to certain agreements entered into with the City of Sheboygan, Wisconsin (or related entities); and

—	Sublease by and between Blue Harbor Resort Sheboygan, LLC and Seapoint Corp., dated as of July 1, 2004, relating to the sublease of restaurant space to Seapoint Corp.

A $300,000 termination fee was paid to Seapoint Corp. by Blue Harbor Resort Sheboygan, LLC in connection with the termination of its restaurant lease.

The information set forth in Item 1.01 above is incorporated by reference into this Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 29, 2011

GREAT WOLF RESORTS, INC.

By:	/s/ James A. Calder
Name: James A. Calder
Title: Chief Financial Officer